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                                                                       Exhibit 5



                                                 September 8, 1999



IMRglobal Corp.
100 South Missouri Avenue
Clearwater, Florida 33756

         Re:      VALIDITY OF COMMON STOCK

Ladies and Gentlemen:

         We are rendering this opinion in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 2,000,000 shares of common stock, par value $0.10 per share, (the "Common Stock") of IMRglobal Corp., a Florida corporation (the "Company"), pursuant to the Company's 1999 Employee Stock Incentive Plan (the "Plan").

         In connection with the preparation of this opinion, we have examined the minute books and stock records as presented to us by the Company, the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, the Registration Statement, copies of resolutions duly adopted by the Board of Directors of the Company relating to the authorization and proposed issuance of the Common Stock, and certain documents relating to the Plans. In addition, we have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified to our satisfaction such additional facts with respect to the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed for purposes of this opinion that all applicable laws, rules and regulations in effect at the time of the issuance of the Common Stock under the Plan will be the same as such laws, rules and regulations in effect as of the date hereof.

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IMRglobal Corp.
September 8, 1999
Page 2

         Based on the foregoing, we are of the opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, the Common Stock, when issued and, in the case of options granted pursuant to the Plan, paid for pursuant to the terms of the Plan, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.

         We are licensed to practice law only in the District of Columbia and do not hold ourselves out to be experts on the laws of any jurisdictions other than the District of Columbia, and the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the District of Columbia and the Federal Law of the United States of America.

         The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

         This opinion letter has been issued solely for the benefit of the Company and no other party or entity shall be entitled to rely hereon without the express written consent of this firm. Without our prior written consent, the opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity.

                                          Very truly yours,


                                          /s/ Baker & McKenzie
                                          ---------------------
                                          Baker & McKenzie